                                                                  EXHIBIT (4)(e)

                      [FORM OF SERIES A AND SERIES B NOTES]

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a security registered, and no transfer of this Security in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the Indenture.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. _____________                           PRINCIPAL AMOUNT:  $__________
REGISTERED NO. 1

                                  POPULAR, INC.

   NOTES LINKED TO THE S&P 500 INDEX(R)DUE SEPTEMBER 30, 2008, SERIES [A] [ B]

         POPULAR, INC., a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Payment at Stated Maturity (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date (as defined below). This Security shall not bear any interest.

         Any payments on this Security on the Stated Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York.

         "Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500(R)," and "500(R)" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by the Company. This Security, based on the performance of the S&P 500 Index, is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P," which term, as used herein, includes its successors), and S&P makes no representation regarding the advisability of investing in this Security.

Determination of Payment at Stated Maturity

         "Payment at Stated Maturity" shall mean, for each $1,000 principal amount of this Security, the sum of (i) $1,000 and (ii) the greater of (x) $140 and (y) the Contingent Additional Amount.

         Set forth below are certain defined terms used in this Security in connection with the determination of the Payment at Stated Maturity

         "Contingent Additional Amount" means for each $1,000 principal amount of this Security, an amount equal to the greater of (i) zero and (ii) the product of $1,000 and the sum of the 20 Adjusted Quarterly Index Returns over the term of this Security.

         "Adjusted Quarterly Index Return" means for each quarterly period, commencing on October 1, 2003 a percentage equal to the lesser of:

         -        7.25%; and

         - the actual quarterly percentage change (increase or decrease) in the S&P 500 Index return for such quarterly period.

         The actual quarterly percentage change in any quarterly period is calculated as follows:

                                                               Index Level at
                           Index Level at Current              Prior Quarterly
actual quarterly        Quarterly Determination Date   -      Determination Date
percentage change =     --------------------------------------------------------
                                       Index Level at Prior Quarterly
                                            Determination Date

         "Index Level at Current Quarterly Determination Date" means, with respect to any Quarterly Determination Date, the Closing Level of the S&P 500 Index at the end of trading on the New York Stock Exchange on such date.

         "Index Level at Prior Quarterly Determination Date" means (i) with respect to the first Quarterly Determination Date, the Initial Index Level, and
(ii) with respect to each subsequent Quarterly Determination Date, the Closing Level of the S&P 500 Index on the immediately preceding Quarterly Determination Date.

         "Quarterly Determination Date" means the last Calculation Day of each quarter, except for the final Quarterly Determination Date which will be the fifth Calculation Day immediately preceding the Stated Maturity Date. The Adjusted Quarterly Index Returns will be computed on each Quarterly Determination Date. If a Market Disruption Event occurs on any Quarterly Determination Date such that one or more of such days is not a Calculation Day, the determination of the index level will be delayed until the next Trading Day on which there is no Market Disruption Event, unless there is a market disruption event on each of the eight immediately following trading days. If there is a Market Disruption Event on each of such dates, then the eighth Trading Day following the originally scheduled Quarterly Determination Date shall be used to determine the level of the S&P 500 Index notwithstanding the fact that there is a Market Disruption Event on such day. In any such event the Calculation Agent may take into account any quantifiable effect the Market Disruption Event has had on the value of the S&P 500 Index.

         "Calculation Agency Agreement" shall mean the Calculation Agency Agreement dated as of September 30, 2003 between the Company and the Calculation Agent, as amended from time to time.

         "Calculation Agent" shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Contingent Additional Amount, if any, and the Payment at Stated Maturity, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Popular Securities, Inc. Pursuant to the Calculation Agency Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

         "Calculation Day" means any Trading Day on the New York Stock Exchange on which a Market Disruption Event has not occurred.

         "Closing Level" shall mean, on any date, the last reported level of the S&P 500 Index at 4:00 p.m., New York City time, on such date as reported by S&P; provided, however, that in the event that S&P discontinues publication of the S&P 500 Index, the Closing Level will be determined in the manner set forth in this Security under "Discontinuance of The S&P 500 Index; Alteration Of Method Of Calculation."

         "Initial Index Level" shall mean 1,003.27.

         A "Market Disruption Event" with respect to the S&P 500 Index will occur on any day if the Calculation Agent determines any of the following:

         - A material suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor index has occurred on that day, in each case, during the one hour period preceding the close of trading on the primary organized U.S. exchange or trading system on which those stocks are traded or, if in the case of a common stock not listed or quoted in the United States, on the primary exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. A "trading system" includes bulletin board services.

         - A material suspension or material limitation has occurred on that day, in each case, during the one hour period preceding the close of trading in options or futures contracts related to the S&P 500 Index or any successor index, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

         - Information is unavailable on that date, through a recognized system of public dissemination of transaction information, during the one hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor index or in respect of options or futures contracts related to the S&P 500 Index or any successor index, in each case traded on any major U.S. exchange or trading system or, in the case of securities of a non-U.S. issuer, traded on the primary non-U.S. exchange, trading system or market for that security.

For purposes of determining whether a Market Disruption Event has occurred:

         - a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, trading system or market; and

         -        close of trading means 4:00 p.m., New York City time.

         "S&P 500 Index" shall mean the S&P 500 Index as calculated by S&P.

         "Stated Maturity Date" shall mean September 30, 2008, subject to postponement if, as a result of a Market Disruption Event, the level of the S&P 500 Index on the final Quarterly Determination Date cannot be determined. If such a postponement occurs, the Stated Maturity Date will be postponed until five business days after the final Quarterly Determination Date has been determined.

         "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which The New York Stock Exchange, The Nasdaq National Market, The American Stock Exchange, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange are open for trading.

Discontinuance Of The S&P 500 Index; Alteration Of Method Of Calculation

         If S&P discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index, then any subsequent Closing Level will be determined by reference to the level of such successor or substitute index (in any such case, a "successor index") at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

         Upon any selection by the Calculation Agent of a successor index, the Company will promptly give notice to the Holders of the Securities of this series.

         If S&P discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on, the date that any Closing Level is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will determine each subsequent Closing Level to be used in computing the Contingent Additional Amount. Each such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the S&P 500 Index last in effect prior to such discontinuance, using the Closing Price (or, if trading in the relevant security has been materially suspended or materially limited, its good faith estimate of the Closing Price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500 Index on the primary organized U.S. exchange or trading system. "Closing Price" means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized U.S. exchange or trading system on which such security is then listed or admitted to trading.

         If a successor index is selected or the Calculation Agent calculates an Adjusted Quarterly Index Return as a substitute for the S&P 500 Index, such successor index will be used as a substitute for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

         If at any time the method of calculating the S&P 500 Index or a successor index is changed in a material respect, or if the S&P 500 Index or a successor index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index or such successor index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that any quarterly index return is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the Adjusted Quarterly Index Return and the Contingent Additional Amount with reference to the S&P 500 Index or such successor index, as adjusted.

Calculation Agent

         The Calculation Agent will determine the Contingent Additional Amount, if any, to be paid in connection with this Security. In addition, the Calculation Agent will:

         - determine if adjustments are required to the Adjusted Quarterly Index Returns under the circumstances described in this Security;

         - if publication of the S&P 500 Index is discontinued, select a successor index or, if no successor index is available, determine the final index level; and

         - determine whether a Market Disruption Event has occurred and whether the Stated Maturity Date will be postponed.

         The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

         All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent's discretion.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

                                            POPULAR, INC.

                                            By: ________________________________
                                            Its: _______________________________

[SEAL]

                                            Attest: ____________________________
                                            Its: _______________________________

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the
series designated therein described
in the within-mentioned Indenture.

BANK ONE, N.A.,
  as Trustee

By: ______________________________________
          Authorized Signature

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein described
in the within-mentioned Indenture.

BANCO POPULAR DE PUERTO RICO,
as Authenticating Agent, Paying Agent and
Security Registrar

By: ______________________________________
Name: Luis R. Cintron, Esq.
Title: Senior Vice President and Trust Officer
Date: September 30, 2003

                                      5-A

                                [Reverse of Note]

                                  POPULAR, INC.

   NOTES LINKED TO THE S&P 500 INDEX(R)DUE SEPTEMBER 30, 2008, SERIES [A] [B]

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture dated as of February 15, 1995, as supplemented by a first supplemental indenture dated as of May 8, 1997 and a second supplemental indenture dated as of August 5, 1999, as amended or supplemented from time to time (herein called the "Indenture"), between the Company and Bank One, N.A. (formerly known as The First National Bank of Chicago), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $31,152,000, which together with the series designated as Series [A][B] will constitute a single series of securities under the Indenture; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series. The Series A securities will be freely exchangeable at any time for the Series B securities in like denominations.

The Securities of this series are not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. The Securities of this series will not be entitled to any sinking fund.

The Securities of this series are not redeemable by the Company at any time.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the amount payable under Securities of this series, upon any acceleration permitted under the Indenture, will be equal to, per $1,000 principal amount of this Security, the sum of $1,000 and the greater of (x) $140.00 and (y) the Contingent Additional Amount, calculated as though the date of acceleration was the Stated Maturity Date. If a bankruptcy proceeding is commenced in respect to the Company, the claims of the beneficial holders of this Security may be limited under Title 11 of the United States Code. Upon payment of the amount so declared due and payable, all of the Company's obligations in respect of payment at Stated Maturity shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed, for United States federal income tax purposes (i) to treat this Security as a single debt instrument subject to the Treasury regulations governing contingent payment debt instruments, (ii) to report all income (or loss) with respect to this Security according to those Treasury regulations, and (iii) to be bound by the Company's determination of the "comparable yield" and the "projected payment schedule" (within the meaning of such Treasury regulations) for this Security, unless such beneficial owner timely discloses and justifies in its federal income tax return the use of a different comparable yield and projected payment schedule.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all

Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the "Principal Amount" hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Payment at Stated Maturity at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

                                  ABBREVIATIONS

 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                         TEN COM -- as tenants in common

                     TEN ENT -- as tenants by the entireties

                     JT TEN -- as joint tenants with right
                             of survivorship and not
                              as tenants in common

 UNIF GIFT MIN ACT -- ______________________ Custodian _________________________
                          (Cust)(Minor)

                        Under Uniform Gifts to Minors Act
                        _________________________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

                        Please Insert Social Security or
                      Other Identifying Number of Assignee

                        _________________________________

 _______________________________________________________________________________
 _______________________________________________________________________________
 _______________________________________________________________________________

  (PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of POPULAR, INC. and does hereby irrevocably constitute and appoint ___________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

                          Dated: _____________________

                   ___________________________________________

                   ___________________________________________

   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.